Exhibit 99.1

NYSE:BLD

A  leading installer and distributor of insulation and building material products

TopBuild Reports Third Quarter 2018 Results

•	Net Sales increase 32.4%
•	Gross Margin Expands 30 Basis Points
•	10.2% Operating Margin, 10.7% on an Adjusted Basis, up 40 Basis Points
•	$1.19 Net Income per diluted share, $1.23 on an Adjusted Basis
•	Adjusted EBITDA Increases 46.4%, Margin Expands 120 Basis Points

Raises 2018 Revenue and EBITDA Outlook

Announces $50 Million Accelerated Share Repurchase

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended September 30, 2017)

✓   Net sales increased 32.4% to $647.3 million, primarily driven by acquisitions, sales volume growth and price in both operating segments. On a same branch basis, revenue increased 10.2% to $538.8 million.

“We continue our track record of consistently delivering excellent top and bottom line results. Profitable growth remains the key focus for TopBuild.

“Demand is healthy and we expect a strong finish to 2018. We are also encouraged by strong housing market fundamentals which should drive growth over the next several years.

“Our unique operating model and our national scale are significant competitive advantages that enable growth in any environment.”

JERRY VOLAS, CEO, TOPBUILD

✓ Gross margin expanded 30 basis points to 25.0%.
✓ Operating profit was $66.2 million, compared to $49.6 million. On an adjusted basis, operating profit was $69.5 million, compared to $50.3 million, a 38.2% improvement.
✓ Operating margin was 10.2%, up 10 basis points. Adjusted operating margin improved 40 basis points to 10.7%.

✓   Net income was $42.7 million, or $1.19 per diluted share, compared to $31.4 million, or $0.88 per diluted share. Adjusted net income was $44.0 million, or $1.23 per diluted share, compared to $29.7 million, or $0.83 per diluted share.

✓ Adjusted EBITDA was $84.3 million, compared to $57.6 million, a 46.4% increase, and adjusted EBITDA margin improved 120 basis points to 13.0%. Incremental adjusted EBITDA margin was 16.9%.
✓ On a same branch basis, adjusted EBITDA was $68.2 million, a 18.5% increase, adjusted EBITDA margin was 12.7%, and incremental adjusted EBITDA margin was 21.4%.
✓ The three acquisitions completed in 2018 contributed $108.5 million of revenue and adjusted EBITDA margin was 14.8%.
✓ At September 30, 2018, the Company had cash and cash equivalents of $93.5 million, availability under its revolving credit facility of $190.7 million for total liquidity of $284.2 million.

Nine Month Financial Highlights

(unless otherwise indicated, comparisons are to nine months ended September 30, 2017)

✓ Net sales increased 24.2% to $1,744.7 million. On a same branch basis, revenue increased 9.2% to $1,533.7 million.
✓ Gross margin declined 10 basis points to 24.0%.
✓ Operating profit was $143.8 million, compared to operating profit of $86.9 million. On an adjusted basis, operating profit was $165.5 million, compared to $121.0 million, a 36.7% improvement.
✓ Operating margin was 8.2%, up 200 basis points. Adjusted operating margin improved 90 basis points to 9.5%.

✓   Net income was $96.2 million, or $2.69 per diluted share, compared to $53.1 million, or $1.44 per diluted share. Adjusted net income was $107.1 million, or $2.99 per diluted share, compared to $71.6 million, or $1.94 per diluted share.

✓ Adjusted EBITDA was $200.8 million, compared to $139.7 million, a 43.8% increase, and adjusted EBITDA margin improved 160 basis points to 11.5%. Incremental EBITDA margin was 18.0%.
✓ On a same branch basis, adjusted EBITDA was $172.9 million, a 23.8% increase, adjusted EBITDA margin was 11.3%, and incremental EBITDA margin was 25.8%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended September 30, 2017)

Capital Allocation

Acquisitions

Year-to-date, the Company has completed three acquisitions, two concentrating on residential insulation as well as a distributor of insulation accessories. Combined, these acquisitions are expected to generate approximately $410 million of incremental revenue on an annual basis.

Share Repurchases

In the third quarter, the Company spent approximately $9.5 million to repurchase 142,780 shares of its common stock. In October 2018, the Company spent approximately $5.1 million to repurchase 100,412 shares of its common stock.

Additionally, the Company intends to enter into an agreement to repurchase $50 million of its common stock under an accelerated share repurchase (ASR) program. This ASR is part of TopBuild’s $200 million share repurchase authorization announced on February 28, 2017. Since January 1, 2016, through September 30, 2018, the Company has repurchased approximately 3.2 million shares of its common stock.

“The integration of USI is proceeding extremely well. Having successfully combined our supply chains, corporate groups and back office operations, we will now turn our attention to maximizing the scale and effectiveness of our national footprint.

“We are also pleased to initiate our second accelerated share repurchase, demonstrating our Board’s confidence in TopBuild’s present and future growth.”

JERRY VOLAS, CEO, TOPBUILD

2018 Revenue and Adjusted EBITDA Outlook

The Company has raised the low end of revenue and adjusted EBITDA by $25 million and $9 million, respectively, and the high end of revenue and adjusted EBITDA by $5 million and $2 million, respectively.

2018	Low	High
Revenue	$2,383M	$2,403M
Adjusted EBITDA	$278M	$286M

This outlook reflects management’s current view of present and future market conditions and is based on additional assumptions such as general and administrative expenses, weighted average diluted shares outstanding and interest rates. It does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. Factors that could cause actual 2018 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2017 Annual Report on Form 10‑K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss third quarter 2018 financial results is scheduled for today, Tuesday, November 6, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (800) 920‑2997. The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has over 200 branches, and through Service Partners®  which distributes insulation and building material products from over 75 branches. We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between the Company’s current results and results in prior periods.  We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan” or “intend,” the negative of these terms, and similar references to future periods. These statements involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386‑763‑8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$647,289	$489,044	$1,744,702	$1,404,865
Cost of sales	485,424	368,205	1,326,777	1,065,789
Gross profit	161,865	120,839	417,925	339,076

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	95,648	71,277	274,134	222,181
Significant legal settlement	—	—	—	30,000
Operating profit	66,217	49,562	143,791	86,895

Other income (expense), net:
Interest expense	(9,381)	(2,479)	(19,026)	(5,767)
Loss on extinguishment of debt	—	—	—	(1,086)
Other, net	178	27	292	239
Other expense, net	(9,203)	(2,452)	(18,734)	(6,614)
Income before income taxes	57,014	47,110	125,057	80,281

Income tax expense	(14,356)	(15,717)	(28,859)	(27,139)
Net income	$42,658	$31,393	$96,198	$53,142

Income per common share:
Basic	$1.22	$0.90	$2.74	$1.47
Diluted	$1.19	$0.88	$2.69	$1.44

Weighted average shares outstanding:
Basic	35,091,388	35,022,113	35,084,694	36,203,497
Diluted	35,789,383	35,737,629	35,815,357	36,842,144

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$93,463	$56,521
Receivables, net of an allowance for doubtful accounts of $4,929 and $3,673 at September 30, 2018, and December 31, 2017, respectively	419,706	308,508
Inventories, net	161,875	131,342
Prepaid expenses and other current assets	24,074	15,221
Total current assets	699,118	511,592

Property and equipment, net	166,748	107,121
Goodwill	1,362,747	1,077,186
Other intangible assets, net	205,103	33,243
Deferred tax assets, net	17,634	18,129
Other assets	5,476	2,278
Total assets	$2,456,826	$1,749,549

LIABILITIES
Current liabilities:
Accounts payable	$300,938	$263,814
Current portion of long-term debt - term loan	19,688	12,500
Current portion of long-term debt - equipment notes	3,754	—
Accrued liabilities	116,243	75,087
Total current liabilities	440,623	351,401

Long-term debt - term loan	309,548	229,387
Long-term debt - equipment notes	15,128	—
Long-term debt - Senior Notes	393,769	—
Deferred tax liabilities, net	167,508	132,840
Long-term portion of insurance reserves	42,347	36,160
Other liabilities	1,868	3,242
Total liabilities	1,370,791	753,030

EQUITY	1,086,035	996,519
Total liabilities and equity	$2,456,826	$1,749,549

	As of September 30,
	2018	2017
Other Financial Data
Receivable days †	49	49
Inventory days †	34	30
Accounts payable days †	75	80
Receivables, net plus inventories, net less accounts payable †	$280,643	$189,547
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	11.3%	10.0%

† Adjusted for remaining acquisition day one balance sheet items. ‡ Last 12 months sales have been adjusted for the pro forma effect of acquired branches.

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash Flows Provided by (Used in) Operating Activities:
Net income	$96,198	$53,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,133	11,753
Share-based compensation	8,244	7,473
Loss on extinguishment of debt	—	1,086
Loss on sale or abandonment of property and equipment	764	614
Amortization of debt issuance costs	812	293
Change in fair value of contingent consideration	(373)	98
Provision for bad debt expense	3,003	2,498
Loss from inventory obsolescence	1,375	1,390
Deferred income taxes, net	(708)	266
Change in certain assets and liabilities
Receivables, net	(46,993)	(43,931)
Inventories, net	(15,333)	249
Prepaid expenses and other current assets	(5,560)	8,362
Accounts payable	17,768	(2,280)
Accrued liabilities	10,304	13,633
Other, net	(601)	(28)
Net cash provided by operating activities	96,033	54,618

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(42,379)	(13,088)
Acquisition of businesses, net of cash acquired of $15,756 in 2018	(500,666)	(84,040)
Proceeds from sale of property and equipment	502	453
Other, net	31	178
Net cash used in investing activities	(542,512)	(96,497)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of Senior Notes	400,000	—
Proceeds from issuance of term loan	100,000	250,000
Repayment of term loan	(11,875)	(183,125)
Proceeds from equipment notes	20,104	—
Repayment of equipment notes	(1,222)	—
Proceeds from revolving credit facility	90,000	170,000
Repayment of revolving credit facility	(90,000)	(165,000)
Payment of debt issuance costs	(7,819)	(2,150)
Taxes withheld and paid on employees' equity awards	(5,433)	(4,475)
Repurchase of shares of common stock	(9,493)	(139,286)
Payment of contingent consideration	(841)	—
Net cash provided by (used in) financing activities	483,421	(74,036)

Cash and Cash Equivalents
Increase (decrease) for the period	36,942	(115,915)
Beginning of year	56,521	134,375
End of period	$93,463	$18,460

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$546	$154

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Installation
Sales	$464,540	$333,238	39.4%	$1,223,357	$945,109	29.4%

Operating profit, as reported	$61,004	$40,862		$139,969	$66,985
Operating margin, as reported	13.1%	12.3%		11.4%	7.1%

Significant legal settlement	—	—		—	30,000
Rationalization charges	177	139		629	720
Operating profit, as adjusted	$61,181	$41,001		$140,598	$97,705
Operating margin, as adjusted	13.2%	12.3%		11.5%	10.3%

Distribution
Sales	$212,948	$181,146	17.6%	$606,335	$526,452	15.2%

Operating profit, as reported	$19,229	$18,300		$57,141	$50,806
Operating margin, as reported	9.0%	10.1%		9.4%	9.7%

Rationalization charges	134	5		159	23
Operating profit, as adjusted	$19,363	$18,305		$57,300	$50,829
Operating margin, as adjusted	9.1%	10.1%		9.5%	9.7%

Total
Sales before eliminations	$677,488	$514,384		$1,829,692	$1,471,561
Intercompany eliminations	(30,199)	(25,340)		(84,990)	(66,696)
Net sales after eliminations	$647,289	$489,044	32.4%	$1,744,702	$1,404,865	24.2%

Operating profit, as reported - segment	$80,233	$59,162		$197,110	$117,791
General corporate expense, net	(8,358)	(5,187)		(37,937)	(19,503)
Intercompany eliminations and other adjustments	(5,658)	(4,413)		(15,382)	(11,393)
Operating profit, as reported	$66,217	$49,562		$143,791	$86,895
Operating margin, as reported	10.2%	10.1%		8.2%	6.2%

Significant legal settlement	—	—		—	30,000
Rationalization charges †	1,668	404		6,807	3,399
Acquisition related costs	1,578	310		14,859	748
Operating profit, as adjusted	$69,463	$50,276		$165,457	$121,042
Operating margin, as adjusted	10.7%	10.3%		9.5%	8.6%

Share-based compensation ‡	2,848	2,372		8,244	6,859
Depreciation and amortization	11,948	4,918		27,133	11,753
EBITDA, as adjusted	$84,259	$57,566		$200,834	$139,654
EBITDA margin, as adjusted	13.0%	11.8%		11.5%	9.9%

Sales change period over period	158,245			339,837
EBITDA, as adjusted, change period over period	26,693			61,180
EBITDA, as adjusted, as percentage of sales change	16.9%			18.0%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

‡ Amounts for the nine month period ending September 30, 2017, excludes $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Gross Profit and Operating Profit Reconciliations

Net sales	$647,289	$489,044	$1,744,702	$1,404,865

Gross profit, as reported	$161,865	$120,839	$417,925	$339,076

Rationalization charges	21	—	176	—
Gross profit, as adjusted	$161,886	$120,839	$418,101	$339,076

Gross margin, as reported	25.0%	24.7%	24.0%	24.1%
Gross margin, as adjusted	25.0%	24.7%	24.0%	24.1%

Operating profit, as reported	$66,217	$49,562	$143,791	$86,895

Significant legal settlement	—	—	—	30,000
Rationalization charges	1,668	404	6,807	3,399
Acquisition related costs	1,578	310	14,859	748
Operating profit, as adjusted	$69,463	$50,276	$165,457	$121,042

Operating margin, as reported	10.2%	10.1%	8.2%	6.2%
Operating margin, as adjusted	10.7%	10.3%	9.5%	8.6%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$57,014	$47,110	$125,057	$80,281

Significant legal settlement	—	—	—	30,000
Rationalization charges	1,668	404	6,807	3,399
Acquisition related costs	1,578	310	14,859	748
Loss on extinguishment of debt	—	—	—	1,086
Income before income taxes, as adjusted	60,260	47,824	146,723	115,514

Tax rate at 27% and 38% for 2018 and 2017, respectively	(16,270)	(18,173)	(39,615)	(43,895)
Income, as adjusted	$43,990	$29,651	$107,108	$71,619

Income per common share, as adjusted	$1.23	$0.83	$2.99	$1.94

Weighted average diluted common shares outstanding	35,789,383	35,737,629	35,815,357	36,842,144

TopBuild Corp.

Same Branch Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales
Same branch	$538,776	$489,044	$1,533,719	$1,404,865
Acquisitions †	108,513	—	210,983	—
Total	$647,289	$489,044	$1,744,702	$1,404,865

EBITDA, as adjusted
Same branch	$68,187	$57,566	$172,878	$139,654
Acquisitions †	16,072	—	27,956	—
Total	$84,259	$57,566	$200,834	$139,654

Change in total EBITDA, as adjusted, as a percentage of total sales change	16.9%		18.0%

Change in same branch EBITDA, as adjusted, as a percentage of same branch sales change	21.4%		25.8%

Same branch EBITDA, as adjusted, as a percentage of same branch sales	12.7%		11.3%

Acquired EBITDA, as adjusted, as a percentage of acquired sales	14.8%		13.3%

† Represents current year impact of acquisitions in their first twelve months.

TopBuild Corp.

Reconciliation of EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income, as reported	$42,658	$31,393	$96,198	$53,142
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	9,203	2,452	18,734	5,528
Income tax expense	14,356	15,717	28,859	27,139
Depreciation and amortization	11,948	4,918	27,133	11,753
Share-based compensation †	2,848	2,372	8,244	6,859
Significant legal settlement	—	—	—	30,000
Rationalization charges	1,668	404	6,807	3,399
Loss on extinguishment of debt	—	—	—	1,086
Acquisition related costs	1,578	310	14,859	748
EBITDA, as adjusted	$84,259	$57,566	$200,834	$139,654

† Amounts for the nine month period ending September 30, 2017, excludes $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

2018 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2018
	Low	High
Estimated net income	$125.4	$135.2
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	28.6	27.6
Income tax expense	46.4	50.0
Depreciation and amortization	39.7	38.6
Share-based compensation	12.4	11.6
Rationalization charges	9.1	7.6
Acquisition related costs	16.4	15.4
Estimated EBITDA, as adjusted	$278.0	$286.0